Exhibit 99.3

ATHLON HOLDINGS LP

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

INTRODUCTION

Athlon Holdings LP (“Holdings”), a Delaware limited partnership, is an independent exploration and production company focused on the acquisition, development, and exploitation of unconventional oil and liquids-rich natural gas reserves in the Permian Basin.  On June 2, 2014, Holdings acquired certain oil and natural gas properties and related assets in the Midland Basin from Hibernia Holdings, LLC (“Hibernia”) for approximately $394.0 million in cash (the “Hibernia Acquisition”).  On June 3, 2014, Holdings acquired certain oil and natural gas properties and related assets in the Midland Basin from and Piedra Energy II, LLC (“Piedra”) for approximately $292.8 million in cash (the “Piedra Acquisition”).  On August 28, 2014, Holdings acquired certain oil and natural gas properties and related assets in the Midland Basin from Summit West Resources LP and Summit Group (“Summit”) for approximately $202.5 million in cash (the “Summit Acquisition” and together with the Hibernia Acquisition and the Piedra Acquisition, the “Acquisitions”).

The accompanying unaudited pro forma financial statements give effect to the Acquisitions, including related financing transactions.  The unaudited pro forma balance sheet assumes that the Summit Acquisition and related financing transactions occurred on June 30, 2014.  The Hibernia Acquisition and the Piedra Acquisition are already reflected in Holdings’ historical consolidated balance sheet as of June 30, 2014.  The unaudited pro forma statements of operations assume that the Acquisitions and related financing transactions occurred on January 1, 2013.

The accompanying unaudited pro forma financial statements should be read together with:

•                  Holdings’ unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 21, 2014;

•                  Holdings’ audited consolidated financial statements as of and for the year ended December 31, 2013 included in its final prospectus filed with the SEC pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended (the “Securities Act”), on July 24, 2014;

•                  Hibernia Energy LLC’s audited consolidated financial statements as of and for the year ended December 31, 2013 included in Holdings’ final prospectus filed with the SEC pursuant to Rule 424(b)(3) of the Securities Act on July 24, 2014;

•                  Piedra’s audited Statements of Direct Operating Revenues and Direct Operating Expenses of Certain Oil and Natural Gas Properties for the year ended December 31, 2013 included in Holdings’ final prospectus filed with the SEC pursuant to Rule 424(b)(3) of the Securities Act on July 24, 2014;

•                  Summit’s unaudited Statements of Direct Operating Revenues and Direct Operating Expenses of Certain Oil and Natural Gas Properties for the three and six months ended June 30, 2014 and 2013 included as Exhibit 99.1 to this Current Report on Form 8-K/A; and

•                  Summit’s audited Schedule of Direct Operating Revenues and Direct Operating Expenses of Certain Oil and Natural Gas Properties for the year ended December 31, 2013 included as Exhibit 99.2 to this Current Report on Form 8-K/A.

The accompanying unaudited pro forma financial statements were derived by making certain adjustments to Holdings’ historical consolidated financial statements.  The adjustments are based on currently available information and certain estimates and assumptions.  Therefore, the actual adjustments may differ from the pro forma adjustments.  However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma financial statements.

The unaudited pro forma financial statements and related notes are presented for illustrative purposes only.  If the Acquisitions and related financing transactions had occurred in the past, Holdings’ operating results might have been materially different from those presented in the unaudited pro forma financial statements.  The unaudited pro forma financial statements should not be relied upon as an indication of operating results that Holdings would have achieved if the Acquisitions and related financing transactions had taken place on the specified date.  In addition, future results may vary significantly from the results reflected in the unaudited pro forma statements of operations and should not be relied on as an indication of the future results Holdings will have after the completion of the Acquisitions and related financing transactions.

ATHLON HOLDINGS LP

UNAUDITED PRO FORMA BALANCE SHEET

June 30, 2014

(in thousands)

	Holdings Historical	Pro Forma Adjustments		Pro Forma as Adjusted
ASSETS

Current assets:
Cash and cash equivalents	$242,895	$(202,505	)(a)	$40,123
		(267	)(b)
Accounts receivable	81,463	—		81,463
Inventory	1,176	132	(a)	1,308
Deferred taxes	139	—		139
Other	354	—		354
Total current assets	326,027	(202,640)		123,387

Oil and natural gas properties and equipment, at cost - full cost method:
Evaluated properties, including wells and related equipment	2,070,655	93,899	(a)	2,164,554
Unevaluated properties	555,905	109,570	(a)	665,475
Accumulated depletion, depreciation, and amortization	(227,195)	—		(227,195)
	2,399,365	203,469		2,602,834

Derivatives, at fair value	318	—		318
Debt issuance costs	25,908	—		25,908
Other	2,097	—		2,097
Total assets	$2,753,715	$829		$2,754,544

LIABILITIES AND PARTNERS’ EQUITY

Current liabilities:
Accounts payable:
Trade	$9,861	$—		$9,861
Intercompany	1,644	—		1,644
Accrued liabilities:
Lease operating	9,208	—		9,208
Production, severance, and ad valorem taxes	6,949	—		6,949
Development capital	120,523	—		120,523
Interest	14,293	—		14,293
Derivatives, at fair value	33,542	—		33,542
Revenue payable	32,827	—		32,827
Other	9,555	659	(a)	10,214
Total current liabilities	238,402	659		239,061

Asset retirement obligations, net of current portion	10,496	437	(a)	10,933
Long-term debt	1,150,000	—		1,150,000
Deferred taxes	4,815	—		4,815
Derivatives, at fair value	3,320	—		3,320
Other	140	—		140
Total liabilities	1,407,173	1,096		1,408,269

Commitments and contingencies

Partners’ equity	1,346,542	(267	)(b)	1,346,275
Total liabilities and partner’s equity	$2,753,715	$829		$2,754,544

The accompanying notes are an integral part of these unaudited pro forma financial statements.

ATHLON HOLDINGS LP

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2014

(in thousands, except per unit amounts)

	Holdings Historical	Hibernia Energy LLC Historical	Piedra Historical	Summit Historical	Stock Offering Pro Forma Adjustments		Notes Offering Pro Forma Adjustments		Pro Forma Adjustments		Pro Forma as Adjusted

Oil and natural gas revenues	$242,179	$21,436	$14,743	$21,731	$—		$—		$—		$300,089

Expenses:
Production	40,862	2,349	2,468	3,956	—		—		—		49,635
Depletion, depreciation, and amortization	66,546	4,830	—	—	—		—		9,758	(d)	81,134
General and administrative	20,858	1,710	—	—	—		—		—		22,568
Acquisition costs	1,825	—	—	—	—		—		(1,168	)(e)	657
Derivative fair value loss	43,577	3,697	—	—	—		—		—		47,274
Accretion of discount on asset retierment obligations	417	10	—	—	—		—		60	(f)	487
Total expenses	174,085	12,596	2,468	3,956	—		—		8,650		201,755

Operating income	68,094	8,840	12,275	17,775	—		—		(8,650)		98,334

Other income (expenses):
Interest expense	(22,706)	(820)	—	—	—		(13,448	)(b)	(422	)(g)	(37,396)
Other	26	1	—	—	—		—		—		27
Total other expenses	(22,680)	(819)	—	—	—		(13,448)		(422)		(37,369)

Income (loss) before income taxes	45,414	8,021	12,275	17,775	—		(13,448)		(9,072)		60,965
Income tax provision	749	—	—	—	—		—		256	(h)	1,005
Net income (loss)	$44,665	$8,021	$12,275	$17,775	$—		$(13,448)		$(9,328)		$59,960

Net income per unit:
Basic	$0.49										$0.60
Diluted	$0.49										$0.60

Weighted average limited partner units outstanding:
Basic	89,629				9,162	(a)					98,791
Diluted	89,629				9,162	(a)					98,791

The accompanying notes are an integral part of these unaudited pro forma financial statements.

ATHLON HOLDINGS LP

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Year Ended December 31, 2013

(in thousands, except per unit amounts)

	Holdings Historical	Hibernia Energy LLC Historical	Piedra Historical	Summit Historical	Stock Offering Pro Forma Adjustments		Notes Offering Pro Forma Adjustments		Pro Forma Adjustments		Pro Forma as Adjusted

Oil and natural gas revenues	$299,373	$17,595	$28,862	$45,048	$—		$—		$2,006	(c)	$392,884

Expenses:
Production	53,046	2,564	5,640	6,964	—		—		692	(c)	68,906
Depletion, depreciation, and amortization	87,171	3,417	—	—	—		—		19,011	(d)	109,599
General and administrative	20,465	3,340	—	—	—		—		—		23,805
Contract termination fee	2,408	—	—	—	—		—		—		2,408
Acquisition costs	421	—	—	—	—		—		1,435	(e)	1,856
Derivative fair value loss	18,115	1,821	—	—	—		—		—		19,936
Accretion of discount on asset retierment obligations	675	19	—	—	—		—		130	(f)	824
Total expenses	182,301	11,161	5,640	6,964	—		—		21,268		227,334

Operating income	117,072	6,434	23,222	38,084	—		—		(19,262)		165,550

Other income (expenses):
Interest expense	(36,669)	(1,160)	—	—	—		(40,904	)(b)	(58	)(g)	(78,791)
Other	35	160	—	—	—		—		—		195
Total other expenses	(36,634)	(1,000)	—	—	—		(40,904)		(58)		(78,596)

Income (loss) before income taxes	80,438	5,434	23,222	38,084	—		(40,904)		(19,320)		86,954
Income tax provision	1,528	—	—	—	—		—		124	(h)	1,652
Net income (loss)	$78,910	$5,434	$23,222	$38,084	$—		$(40,904)		$(19,444)		$85,302

Net income per unit:
Basic	$1.04										$0.95
Diluted	$1.04										$0.95

Weighted average common shares outstanding:
Basic	74,771				14,806	(a)					89,577
Diluted	74,771				14,806	(a)					89,577

The accompanying notes are an integral part of these unaudited pro forma financial statements.

ATHLON HOLDINGS LP

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Note 1.         Basis of Presentation

Holdings’ historical financial information as of and for the six months ended June 30, 2014 is derived from Holdings’ consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.  Holdings’ historical financial information for the year ended December 31, 2013 is derived from Holdings’ consolidated financial statements included in its final prospectus filed with the SEC pursuant to Rule 424(b)(3) of the Securities Act on July 24, 2014.

Hibernia Energy LLC’s historical financial information for the year ended December 31, 2013 is derived from its audited consolidated financial statements included in Holdings’ final prospectus filed with the SEC pursuant to Rule 424(b)(3) of the Securities Act on July 24, 2014.

Piedra’s historical financial information for the year ended December 31, 2013 is derived from its audited Schedule of Direct Operating Revenues and Direct Operating Expenses of Certain Oil and Natural Gas Properties included in Holdings’ final prospectus filed with the SEC pursuant to Rule 424(b)(3) of the Securities Act on July 24, 2014.  Piedra’s Schedules of Direct Operating Revenues and Direct Operating Expenses of Certain Oil and Natural Gas Properties are not intended to be a complete presentation of the results of operations of the properties, as they do not include general and administrative expenses, effects of derivative transactions, interest income or expense, depreciation, depletion, and amortization, any provision for income tax expenses, and other income and expense items not directly associated with direct operating revenues from natural gas, natural gas liquids, and crude oil.  As such, they are not indicative of the operating results of the Piedra assets going forward.

Summit’s historical financial information for the six months ended June 30, 2014 is derived from its unaudited Statements of Direct Operating Revenues and Direct Operating Expenses of Certain Oil and Natural Gas Properties, which is included as Exhibit 99.1 to this Current Report on Form 8-K/A.  Summit’s historical financial information for the year ended December 31, 2013 is derived from its audited Statements of Direct Operating Revenues and Direct Operating Expenses of Certain Oil and Natural Gas Properties, which is included as Exhibit 99.2 to this Current Report on Form 8-K.  Summit’s Statements of Direct Operating Revenues and Direct Operating Expenses of Certain Oil and Natural Gas Properties are not intended to be a complete presentation of the results of operations of the properties, as they do not include general and administrative expenses, effects of derivative transactions, interest income or expense, depreciation, depletion, and amortization, any provision for income tax expenses, and other income and expense items not directly associated with direct operating revenues from natural gas, natural gas liquids, and crude oil.  As such, they are not indicative of the operating results of the Summit assets going forward.

For purposes of the unaudited pro forma balance sheet, it is assumed that the Summit Acquisition and related financing transactions occurred on June 30, 2014.  The Hibernia Acquisition and the Piedra Acquisition are already reflected in Holdings’ historical consolidated balance sheet as of June 30, 2014.  For purposes of the unaudited pro forma statements of operations, it is assumed that the Acquisitions and related financing transactions occurred on January 1, 2013.

Note 2.         Pro Forma Adjustments and Assumptions

Holdings made the following adjustments and assumptions in the preparation of the unaudited pro forma balance sheet:

(a)         To record the Summit Acquisition for $202.5 million in cash and to allocate the purchase price to the assets acquired and liabilities assumed.  The allocation of the purchase price to the assets acquired and liabilities assumed is preliminary and, therefore, subject to change.

The allocation of the purchase price of the Summit Acquisition to the fair value of the assets acquired and liabilities assumed is as follows (in thousands):

Evaluated, including wells and related equipment	$93,899
Unevaluated	109,570
Inventory	132
Total assets acquired	203,601
Other current liabilities	659
Asset retirement obligations	437
Total liabilities assumed	1,096
Fair value of net assets acquired	$202,505

ATHLON HOLDINGS LP

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS — Continued

(b)         Reflects estimated incremental acquisition costs incurred in connection with the consummation of the Acquisitions.  As of June 30, 2014, Holdings had incurred $1.2 million of acquisition costs and expects total acquisition costs to be approximately $1.4 million.

Holdings made the following adjustments and assumptions in the preparation of the unaudited pro forma statements of operations:

(a)         Reflects Athlon Energy Inc.’s (“Athlon”) April 2014 issuance and sale of 14,806,250 shares of common stock.  Holdings’ Amended and Restated Agreement of Limited Partnership provides that at any time Athlon issues a share of common stock, other than pursuant to an incentive plan or an exchange transaction, the net proceeds or other consideration received by Athlon with respect to such share, if any, shall be concurrently contributed to Holdings and Holdings shall issue to Athlon one New Holdings Unit.

(b)         Reflects estimated incremental interest expense and amortization of debt issuance costs associated with the issuance of the 2022 Notes.

(c)          A portion of the assets acquired by Hibernia were acquired by them during May 2013.  Reflects the incremental oil and natural gas revenues and production costs associated with those assets from January 1, 2013 through the date Hibernia acquired them.

(d)         Reflects incremental depletion, depreciation, and amortization of oil and natural gas properties associated with the Acquisitions.  Costs associated with evaluated properties are amortized using a unit-of-production basis under the full cost method of accounting for oil and natural gas properties.

(e)          Reflects estimated acquisition costs incurred in connection with the consummation of the Acquisitions.  As of June 30, 2014, Holdings had incurred $1.2 million of acquisition costs and expects total acquisition costs to be approximately $1.4 million.

(f)           Reflects incremental accretion of discount on asset retirement obligations associated with the Acquisitions.

(g)          Reflects an increase in unused commitment fees and amortization of debt issuance costs related to Holdings’ credit agreement, partially offset by the elimination of interest expense associated with a portion of the outstanding borrowings under Holdings’ credit agreement.  On a pro forma basis, there would have been no outstanding borrowings under Holdings’ credit agreement as of January 1, 2013.

A 1/8% change in LIBOR would have no effect on Holdings’ interest expense as there would have been no variable rate debt outstanding during the periods presented on a pro forma basis.

(h)         Reflects estimated increase in income tax provision associated with the reduction in operating income from the Acquisitions and the pro forma adjustments using Holdings’ effective tax rate of 1.6% and 1.9% for the six months ended June 30, 2014 and the year ended December 31, 2013, respectively.

Note 3. Pro Forma Earnings Per Unit

Holdings’ Amended and Restated Agreement of Limited Partnership also provides that at any time Athlon issues a share of common stock pursuant to an incentive plan, Athlon is deemed to contribute consideration to Holdings equal to value of the share of common stock issued and Holdings shall issue to Athlon one New Holdings Unit.  As a result, Athlon’s unvested stock awards are dilutive to Holdings’ earnings per unit (“EPU”) calculations.  The following table reflects the pro forma allocation of net income to unitholders and EPU computations for the periods indicated:

ATHLON HOLDINGS LP

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS — Continued

	Six months ended June 30, 2014	Year ended December 31, 2013
	(in thousands, except per unit amounts)
Basic EPU
Numerator:
Undistributed net income attributable to unitholders	$59,960	$85,302
Participation rights of unvested stock awards in undistributed earnings	(592)	(611)
Basic undistributed net income attributable to unitholders	$59,368	$84,691
Denominator:
Basic weighted average units outstanding	98,791	89,577
Basic EPU attributable to unitholders	$0.60	$0.95

Diluted EPU
Numerator:
Undistributed net income attributable to unitholders	$59,960	$85,302
Participation rights of unvested stock awards in undistributed earnings	(592)	(611)
Diluted undistributed net income attributable to unitholders	$59,368	$84,691
Denominator:
Diluted weighted average units outstanding	98,791	89,577
Diluted EPU attributable to unitholders	$0.60	$0.95

Note 4.         Supplementary Information

There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures.  Oil and natural gas reserve engineering is and must be recognized as a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in any exact way, and estimates of other engineers might differ materially from those included herein.  The accuracy of any reserve estimate is a function of the quality of available data and engineering, and estimates may justify revisions based on the results of drilling, testing, and production activities.  Accordingly, reserve estimates are often materially different from the quantities of oil and natural gas that are ultimately recovered.  Reserve estimates are integral to management’s analysis of impairment of oil and natural gas properties and the calculation of depletion, depreciation, and amortization on these properties.  Natural gas volumes include natural gas liquids.

ATHLON HOLDINGS LP

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS — Continued

Holdings’ estimated pro forma net quantities of proved reserves were as follows as of December 31, 2013:

	Holdings Historical	Hibernia Historical	Piedra Historical	Summit Historical	Total Pro Forma
Proved developed reserves:
Oil (MBbls)	26,436	4,159	2,414	2,985	35,994
Natural gas (MMcf)	121,820	10,067	8,242	13,604	153,733
Combined (MBOE)	46,740	5,837	3,787	5,252	61,616
Proved undeveloped reserves:
Oil (MBbls)	44,738	9,695	6,868	—	61,301
Natural gas (MMcf)	214,718	23,012	23,247	—	260,977
Combined (MBOE)	80,524	13,530	10,743	—	104,797
Proved reserves:
Oil (MBbls)	71,174	13,854	9,282	2,985	97,295
Natural gas (MMcf)	336,538	33,079	31,489	13,604	414,710
Combined (MBOE)	127,264	19,367	14,530	5,252	166,413

The changes in Holdings’ pro forma proved reserves were as follows for 2013:

	Holdings Historical			Hibernia Historical			Piedra Historical			Summit Historical			Total Pro Forma
		Natural	Oil		Natural	Oil		Natural	Oil		Natural	Oil		Natural	Oil
	Oil	Gas	Equivalent	Oil	Gas	Equivalent	Oil	Gas	Equivalent	Oil	Gas	Equivalent	Oil	Gas	Equivalent
	(MBbls)	(MMcf)	(MBOE)	(MBbls)	(MMcf)	(MBOE)	(MBbls)	(MMcf)	(MBOE)	(MBbls)	(MMcf)	(MBOE)	(MBbls)	(MMcf)	(MBOE)
Balance, December 31, 2012	49,423	219,333	85,979	3,176	6,991	4,341	9,688	23,624	13,625	3,398	14,472	5,810	65,685	264,420	109,755
Purchases of minerals-in-place	495	2,059	838	8,288	18,262	11,332	—	—	—	—	—	—	8,783	20,321	12,170
Extensions and discoveries	23,895	102,820	41,031	2,248	4,977	3,078	—	—	—	—	—	—	26,143	107,797	44,109
Revisions of previous estimates	43	22,977	3,874	304	3,220	840	(139)	8,527	1,282	—	—	—	208	34,724	5,996
Production	(2,682)	(10,651)	(4,458)	(162)	(371)	(224)	(267)	(662)	(377)	(413)	(868)	(558)	(3,524)	(12,552)	(5,617)
Balance, December 31, 2013	71,174	336,538	127,264	13,854	33,079	19,367	9,282	31,489	14,530	2,985	13,604	5,252	97,295	414,710	166,413

The following is a pro forma standardized measure of the discounted net future cash flows and changes applicable to proved reserves.  The future net cash flows are discounted at 10% per year and assume continuation of existing economic conditions.

In management’s opinion, the standardized measure of discounted future net cash flows should be examined with caution.  The basis for this table is the reserve studies prepared by petroleum engineers, which contain imprecise estimates of quantities and rates of production of reserves.  Revisions of previous year estimates can have a significant impact on these results.  Also, exploration costs in one year may lead to significant discoveries in later years and may significantly change previous estimates of proved reserves and their valuation.  Therefore, the standardized measure of discounted future net cash flows is not necessarily indicative of the fair value of Holdings’ evaluated oil and natural gas properties.

The data presented should not be viewed as representing the expected cash flow from or current value of, existing proved reserves since the computations are based on a large number of estimates and arbitrary assumptions.  Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions.  Actual future prices and costs are likely to be substantially different from the prices and costs utilized in the computation of reported amounts.

Holdings’ pro forma standardized measure of discounted future net cash flows was as follows as of December 31, 2013:

	Holdings Historical	Hibernia Historical	Piedra Historical	Summit Historical	Pro Forma as Adjusted
	(in thousands)
Future cash inflows	$8,053,437	$1,491,194	$1,073,809	$339,909	$10,958,349
Future production costs	(2,421,186)	(326,331)	(321,907)	(110,428)	(3,179,852)
Future development costs	(1,242,817)	(202,159)	(160,555)	—	(1,605,531)
Future income taxes	(56,374)	(10,438)	(7,517)	(2,380)	(76,709)
Future net cash flows	4,333,060	952,266	583,830	227,101	6,096,257
10% annual discount	(2,721,172)	(605,100)	(369,043)	(110,592)	(3,805,907)
Standardized measure of discounted estimated future net cash flows	$1,611,888	$347,166	$214,787	$116,509	$2,290,350

ATHLON HOLDINGS LP

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS — Continued

The changes in Holdings’ pro forma standardized measure of discounted estimated future net cash flows were as follows for 2013:

	Holdings Historical	Hibernia Historical	Piedra Historical	Summit Historical	Pro Forma as Adjusted
	(in thousands)
Net change in prices and production costs	$250,716	$40,254	$1,918	$13,557	$306,445
Purchases of minerals-in-place	11,601	127,844	—	—	139,445
Extensions, discoveries, and improved recovery	448,208	60,044	—	—	508,252
Revisions of previous quantity estimates	50,202	15,232	19,199	—	84,633
Production, net of production costs	(246,327)	(15,031)	(23,223)	(38,084)	(322,665)
Previously estimated development costs incurred during the period	130,900	6,292	23,238	—	160,430
Accretion of discount	86,658	13,315	17,172	13,105	130,250
Change in estimated future development costs	(17,389)	31,100	554	—	14,265
Net change in income taxes	(7,948)	(2,968)	(343)	101	(11,158)
Change in timing and other	54,353	13,350	6,974	(2,026)	72,651
Net change in standardized measure	760,974	289,432	45,489	(13,347)	1,082,548
Standardized measure, beginning of year	850,914	57,734	169,298	129,856	1,207,802
Standardized measure, end of year	$1,611,888	$347,166	$214,787	$116,509	$2,290,350